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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-33693 and No. 333-82205 of Williams-Sonoma, Inc. on Form S-8 of our report dated June 7, 2002 appearing in the Annual Report on Form 11-K of the Williams-Sonoma, Inc. Associate Stock Incentive Plan for the fiscal year ended December 31, 2001.




/s/ Deloitte & Touche LLP

San Francisco, California
June 27, 2002